EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-31949, No. 333-63131, No. 333-67115 and No. 333-129752) and Form S-3 (No. 333-155489, 333-173818) of Quality Systems, Inc. of our report dated May 27, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP Orange County, California
May 27, 2011